Exhibit 99.1
Recursion Appoints Robert Hershberg M.D., Ph.D, as New Chair of the Board

Hershberg is a current board member with over 25 years of experience as a physician, scientist, and entrepreneur

SALT LAKE CITY, US (May 24, 2024) – Recursion (NASDAQ: RXRX), a leading clinical stage TechBio company decoding biology to industrialize drug discovery, today announced that Robert Hershberg, M.D., Ph.D, has been appointed the new Chair of the Board of Recursion, effective at the end of this term, as Martin Chavez exits after more than four years of leadership.

“I’m excited to bring my clinical and scientific expertise to support Recursion’s growth as Chair of the Board,” said Dr. Hershberg. “In my opinion, the intersection of scientific rigor and technology to drive novel programs is the future of drug discovery and I believe Recursion will be a leader in this emerging space.”

Dr. Hershberg has served as a member of Recursion’s Board since May 2020. He is the Chief Executive Officer, President, and Chair of the Board of HilleVax, Inc., a biopharmaceutical company focused on the development and commercialization of novel vaccine candidates. Since 2020, he has also been a Venture Partner at Frazier Healthcare Partners. Dr. Hershberg formerly served as the executive vice president and head of business development and global alliances at Celgene (acquired by Bristol-Myers Squibb in 2019). He joined Celgene in 2014 and was employed in positions of ascending responsibility, including his role as Chief Scientific Officer from January 2016 to March 2020. Before Celgene, he served several roles at VentiRx Pharmaceuticals, a clinical-stage biopharmaceutical company which he co-founded in 2006 and was Chief Executive Officer from September 2012 until the company’s acquisition by Celgene in February 2017. Dr Hershberg is a member of the board of directors of Adaptive Biotechnologies, Scientific Advisory Board of Danaher Corporation, Dragonfly Therapeutics, Skyhawk Therapeutics, and the Institute for Protein Design at the University of Washington. Rob holds a Ph.D. in biology from the University of California, San Diego’s Affiliated Ph.D. program with the Salk Institute and an M.D. and a B.A. from the University of California, Los Angeles.

“As we continue to build our pipeline and clinical trials, I’m excited to welcome Robert into this role with his decades of drug discovery and commercialization experience.” said Chris Gibson, CEO and Co-founder of Recursion. “I also want to thank Martin for his incredible guidance and mentorship, both to the company and to me, as we have matured and grown into the TechBio leader we are today, and I look forward to our paths crossing frequently in the future.”

"TechBio will revolutionize the biopharma industry and Recursion continues to lead the revolution,” said R. Martin Chavez. “Being the Chair of the Board for Recursion has been an incredible experience, and I am delighted that Rob will lead the Board through this next chapter as multiple clinical readouts arrive.”

About Recursion
Recursion (NASDAQ: RXRX) is a clinical stage TechBio company leading the space by decoding biology to industrialize drug discovery. Enabling its mission is the Recursion OS, a platform built across diverse technologies that continuously expands one of the world’s largest proprietary biological and chemical datasets. Recursion leverages sophisticated machine-learning algorithms to distill from its dataset a collection of trillions of searchable relationships across biology and chemistry unconstrained by human bias. By commanding massive experimental scale — up to millions of wet lab experiments weekly — and massive computational scale — owning and operating one of the most powerful supercomputers in the world, Recursion is uniting technology, biology, and chemistry to advance the future of medicine.
Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in Toronto, Montréal and the San Francisco Bay Area. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

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Forward-Looking Statements
This document contains information that includes or is based upon "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding Recursion’s growth; Recursion’s leadership of the TechBio space; early and late stage discovery, preclinical, and clinical programs; licenses and collaborations; prospective products and their potential future indications and market opportunities; Recursion OS and other technologies; business and financial plans and performance; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to leverage and enhance our drug discovery platform; our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2023. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.